Exhibit 10.49

HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AGREEMENT
(Employee)

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Phantom Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you.
WHEREAS, the Company, as part of your compensation for employment to the Company and Holly Energy Partners, L.P. (the “Partnership”) or any of their subsidiaries and in order to further induce you to materially contribute to the success of the Company and the Partnership, agrees to grant you this phantom unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant phantom unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Phantom Unit Agreement (Employee) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the phantom unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties hereto agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your employment with the Company, the Partnership or any of their subsidiaries, an award (the “Award”) consisting of Phantom Units (“Phantom Units”) covering the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan, plus the additional rights to receive possible distribution equivalents, in accordance with the terms and conditions set forth herein.
2.No Unitholder Rights. The Phantom Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Units prior to the date Units, if any, are issued to you in settlement of the Award.
3.Distribution Equivalents. In the event that the Partnership declares and pays a distribution in respect of its outstanding Units on or after the Date of Grant and, on the record date for such distribution, you hold Phantom Units granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash distributions you would have received if you were the holder of record as of such record date, of the number of Units related to the portion of your Phantom Units that have not been settled as of such record date, such payment (“Distribution Equivalents”) to be made on or promptly following the date that the Company pays such distribution (however, in no event shall the Distribution Equivalents
1

be paid later than 30 days following the date on which the Partnership pays such distribution to its unitholders generally).
4.Restrictions; Forfeiture. The Phantom Units are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Units related to such Phantom Units are issued pursuant to Section 7 following the removal or expiration of the restrictions as contemplated in Section 5 (and Section 6, if applicable) of this Agreement and as described in the Notice of Grant. In the event you cease to be an employee of the Company, the Partnership or any of their subsidiaries, other than as provided in Section 6 below, the Phantom Units that are not vested on the date of your termination of employment shall be forfeited immediately following your termination of employment.
5.Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Phantom Units granted pursuant to this Agreement will expire and the Phantom Units will become nonforfeitable as set forth in the Notice of Grant, provided that you remain an employee of the Company, the Partnership or any of their subsidiaries until the applicable dates and times set forth therein. Phantom Units that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
6.Termination of Employment.
(a)Termination Generally. Subject to subsections (b), (c), and (d) below, if your employment relationship with the Company, the Partnership, or any of their subsidiaries is terminated for any reason (including if you voluntarily separate from employment (other than due to your Retirement) or are terminated by action of the Company, the Partnership or any of their subsidiaries (including termination for Cause but other than a Special Involuntary Termination)) such that, as a result of such termination you are no longer employed by the Company, the Partnership or any of their subsidiaries, then those Phantom Units that have not become Vested as of the date of your termination of employment shall become null and void and those Phantom Units shall be forfeited to the Company immediately following your termination of employment. The Phantom Units that are Vested as of the date of your termination of employment shall not be forfeited to the Company and will be settled in accordance with Section 7.
(b)Death, Disability or Retirement. In the event of termination of your employment due to your (i) death, (ii) total and permanent disability, as determined by the Committee in its sole discretion, or (iii) Retirement, in either case, before all of the Phantom Units granted pursuant to this Agreement have become Vested, you will forfeit immediately following your termination of employment a number of Phantom Units equal to the number of Phantom Units specified in the Notice of Grant times the percentage that (A) the number of days beginning on the day on which the termination due to death, disability or Retirement occurs and ending on the last day of the Service Period, (B) bears to the total number of days in the Service Period, and any remaining Phantom Units that are not vested will become Vested immediately following your termination of employment; provided, however, that any fractional Phantom Units will become null and void and automatically forfeited. In its sole discretion, the Committee may decide to vest all of the Phantom Units in lieu of the prorated number of Phantom Units as provided in this Section 6(b).
(c)Special Involuntary Termination. In the event of a Special Involuntary Termination, all of the Phantom Units granted pursuant to this Agreement will become Vested immediately following such Special Involuntary Termination. Payment pursuant to this Section 6(c) is in lieu of payment pursuant to Section 6(a) and if you receive payment pursuant to this Section 6(c) you will not be entitled to any payment pursuant to Section 6(b).

(d)Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any written employment, change in control, or similar agreement entered into by and between you and the Company, Partnership, or any of their subsidiaries, the terms of the employment, change in control or similar agreement shall control, subject to compliance with Section 409A of the Code.
(e)Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, the Partnership or any of their subsidiaries, provided that rights to the Phantom Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
7.Issuance of Units. Units shall be issued to you in settlement of your Vested Phantom Units by March 15th of the year following the date upon which such Phantom Units become Vested in accordance with the Agreement; provided, however, if any Phantom Unit is or becomes subject to Section 409A of the Code, settlement of such Phantom Unit shall be on or before December 31st, or (if later) 90 days, following the date upon which such Phantom Unit becomes Vested. At the time of settlement, the Company shall cause to be issued Units registered in your name in payment of the Award. The Company shall evidence the Units to be issued in payment of the Phantom Units in the manner it deems appropriate. The value of any fractional Phantom Unit shall be rounded down at the time Units, if any, are issued to you. No fractional Units, nor the cash value of any fractional Units, will be issuable or payable to you pursuant to this Agreement. The value of Units shall not bear any interest owing to the passage of time. Neither this Section 7 nor any action taken pursuant to or in accordance with this Section 7 shall be construed to create a trust or a funded or secured obligation of any kind.
8.Payment of Taxes. The Company may require you to pay to the Company (or the Partnership or an Affiliate of the Company if you are an employee of the Partnership or an Affiliate of the Company), an amount the Company deems necessary to satisfy its (or the Partnership’s or the Affiliate’s) current or future withholding with respect to federal, state or local income or other taxes that you incur as a result of the Award. With respect to any tax withholding (and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, if applicable), you may (a) direct the Company to withhold from the Units to be issued to you under this Agreement the number of Units necessary to satisfy the Company’s withholding of such taxes, which determination will be based on the Units’ Fair Market Value at the time such determination is made; (b) deliver to the Company Units sufficient to satisfy the Company’s tax withholding, based on the Units’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding. If you desire to elect to use the Unit withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes and the maximum number of Units that may be so withheld or surrendered shall be a number of Units that have an aggregate Fair Market Value on the date of withholding or repurchase of up to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award. The Committee, in its discretion, may deny your request to satisfy its tax withholding using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the Units withheld as payment of any tax withholding is insufficient to discharge that tax withholding, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request. In the event that you fail to make arrangements that are acceptable to the Committee for providing to the Company, at the time or times required, the amounts of federal, state and local taxes required to be withheld with respect to the Phantom Units granted to you under this Agreement, the Company shall have the right to purchase and/or to sell to one or more third parties in either market or private transactions sufficient Units otherwise paid or payable pursuant to this Award to provide the funds needed for the Company to make the required tax payment or payments.
9.Adjustment of Phantom Units. The number of Phantom Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
10.Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units (including Phantom Units) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless (a) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the Units issued or (b) in the opinion of legal counsel to the Company, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Award will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Units available for issuance.
11.Legends. The Company may at any time place legends referencing any restrictions imposed on the Units pursuant to Sections 4 and 10 of this Agreement on all certificates representing Units issued with respect to this Award.
12.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
13.Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise to the extent allowed by applicable law.

14.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Phantom Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, the Partnership, any Affiliate and the foregoing entities’ respective predecessors, successors, employees, officers, directors, managers, members, stockholders or board members of the foregoing in such form as the Company may determine (the “Release”). If the Release is not executed and returned to the Company on or before the Release Expiration Date, and the required revocation period has not fully expired without revocation of the Release by you, then you shall not be entitled to settlement of any portion of the Award.  As used herein, the “Release Expiration Date” is that date that is twenty-one (21) days following the date upon which the Company delivers the Release to you (which shall occur no later than seven (7) days after your termination of employment) or, in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), and you are age 40 or over as of your termination date, the date that is forty-five (45) days following such delivery date. The parties may agree in writing to extend the consideration timelines stated in this paragraph. In the event the period you are given to review, execute and revoke a release provided pursuant to this Section 14 spans two calendar years, any payment to you pursuant to this Agreement will be made in the second calendar year.
15.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
16.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
17.Right of the Company, Partnership and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company, the Partnership or any of their subsidiaries, or interfere in any way with the rights of the Company, the Partnership or any of their subsidiaries to terminate your employment or service relationship at any time subject to applicable law and the terms of any applicable employment agreement.
18.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Units hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Units.
19.Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District

of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Phantom Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
20.Amendments. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
21.No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, DINO and the members of the Committee, the Board and the DINO Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.
22.No Guarantee of Interests. None of the Board, the DINO Board, the General Partner, the Partnership, DINO nor the Company guarantee the Units from loss or depreciation.
23.Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.
24.Company Records. Records of the Company, the Partnership or their subsidiaries regarding your period of employment, termination of employment and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
25.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
26.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
27.Certain Covenants.
(a)Protection of Confidential Information. Following the Date of Grant set forth in the Notice of Grant you will have access to, and the Company or one of its subsidiaries will provide you with, confidential, proprietary and/or trade secret information of the Company and the Partnership, relating to, among other things, (i) programs, strategies, information or materials related to the business, services, manner of operation and activities of the Company and the Partnership, (ii) customers or prospects of the Company and the Partnership, (iii) computer hardware or software used in the course of the Company and Partnership business, and

(iv) marketing strategies or other activities of the Company and Partnership from or on behalf of any of its clients, (hereinafter collectively referred to as “Confidential Information”); provided, however, that, for purposes of this Agreement, the term Confidential Information shall not include any information that is or becomes known generally to the public or accessible to a third party on an unrestricted basis, in each case other than as a result of a breach by you of your obligations with respect to confidentiality. “Confidential Information” also includes information that is competitively valuable to the Company, the Partnership or any of their subsidiaries by virtue of it not being publicly known. You recognize that such Confidential Information has been developed by the Company and Partnership at great expense; is a valuable, special and unique asset of the Company and Partnership which it uses in its business to obtain competitive advantage over its competitors; is and shall be proprietary to the Company and Partnership; is and shall remain the exclusive property of the Company and Partnership; and, is not to be transmitted to any other person, entity or thing. Accordingly, as a material inducement to the Company to enter into this Agreement with you and in partial consideration for the granting of the Award, you hereby:
(i)warrant and represent that you have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out your duties and responsibilities of employment with the Company and Partnership;
(ii)agree not to so disclose, copy, disseminate, share or transmit any Confidential Information in the future unless necessary for the performance of, and in the proper course of your performance for, your duties on behalf of the Company, Partnership and their Affiliates;
(iii)agree not to make use of any Confidential Information for your own purposes or for the benefit of any person, firm, corporation or other entity, except that, in the course of carrying out the duties and responsibilities of your employment, you may use Confidential Information for the benefit of any Affiliate of the Company or Partnership; and
(iv)warrant and represent that all Confidential Information in your possession, custody or control that is or was a property of the Company, the Partnership or any of their Affiliates has been or shall be returned to the Company or Partnership by or on the date of your termination.
Your covenants in this Section 27(a) are in addition to, and do not supersede, your obligations under any confidentiality, invention or trade secret agreements executed by you, or any laws with respect to Confidential Information.
(b)Non-Competition Covenant (Applicable to Pay Grades E1 and Above). The terms of this Section 27(b) shall only apply to the extent you are categorized as having a pay grade of E1 or higher (or such other pay grade as deemed by the Company to be its equivalent) as determined by and reflected on the payroll records of the Company:
(i)You acknowledge and agree that the Company’s grant of the Award further aligns your interests with the long-term interests of the Company, Partnership and their Affiliates. As a condition of your receipt of Confidential Information following your entry into this Agreement, and as an express incentive for the Company to enter into this Agreement and grant the Award, you have voluntarily agreed to the covenants set forth in this Section 27, subject to the provisions of Section 27(b)(v) below. You agree and acknowledge that the limitations and restrictions set forth herein are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the goodwill, Confidential

Information (including trade secrets) and legitimate business interests of the Company, Partnership and their Affiliates.
(ii)You agree that during the term of your employment with the Company, Partnership or any of their Affiliates and for a period of one year following the date on which you are no longer employed by the Company, Partnership or any of their Affiliates (the “Prohibited Period”), you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, engage in or participate within the Market Area in competition with the Company, Partnership or any of their Affiliates in any aspect of the Business, which prohibition shall prevent you from directly or indirectly: (A) owning, managing, operating, or being an officer or director of, any business that competes with the Company, Partnership or any of their Affiliates in the Market Area, or (B) joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with the Company, Partnership or any of their Affiliates in any capacity (with respect to this clause (B)) in which your duties or responsibilities involve direct or indirect responsibilities with respect to any aspect of the Business.
(iii)You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, appropriate any Business Opportunity of, or relating to, the Company, Partnership or any of their Affiliates located in the Market Area.
(iv)You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, solicit, canvass, approach, encourage, entice or induce any customer or supplier of the Company, Partnership or any of their Affiliates with whom or which you had contact or for whom or which you had direct or indirect responsibility on behalf of the Company, Partnership or any of their Affiliates or about whom or which you have obtained Confidential Information in the course of your employment with the Company, Partnership or any of their Affiliates to cease or lessen such customer’s or supplier’s business with the Company, Partnership or any of their Affiliates.
(v)Notwithstanding the foregoing, the above-referenced limitations in Sections 27(b)(ii), 27(b)(iii) and 27(b)(iv), such limitations shall not apply following the date that you are no longer employed by the Company, Partnership or any of their Affiliates in those portions of the Market Area located within the State of Oklahoma. Instead, you agree that during the portion of the Prohibited Period that follows the date you are no longer employed by the Company, Partnership or any of their Affiliates, the restrictions on your activities within those portions of the Market Area located within the State of Oklahoma (in addition to those restrictions set forth in Section 27(a) and Section 27(c) below) shall be as follows: during such portion of the Prohibited Period, you will not directly or indirectly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company, Partnership or any of their Affiliates.
(c)Non-Solicitation. You agree that during the Prohibited Period, you will not, without the prior written approval of the Board, directly or indirectly, for your benefit or for the benefit of others, solicit any employee or service provider of the Company, Partnership or their Affiliates to terminate or lessen his or her employment or his, her or its service relationship with the Company, Partnership or their Affiliates; provided, however, that (y) after the termination of your employment for any reason, such employees and service providers shall only include such employees and service providers that you directly worked with in the twelve months preceding the date of termination of your employment, and (z) it will not constitute a violation of this Section 27(c) if an employee or service provider of the Company, Partnership or their Affiliates accepts employment or a service relationship with a Person not affiliated with the Company, Partnership or their Affiliates (i) pursuant to a general solicitation advertising the position that was not targeted at such employee or service provider, (ii) as a result of communications initiated by the employee or service provider (and not in response to any solicitation by you) or (iii) where the employment or service relationship with the Company, Partnership or their Affiliates with respect to such person was terminated more than six months prior to any action by you that would otherwise be a violation of this Section 27(c).
(d)Non-Disparagement.    Subject to Section 27(f), you agree that you will not at any time, whether during of the term of your employment or thereafter, make any statement, oral or written, that is (i) a disparaging or negative comment concerning the Company, Partnership, any of their Affiliates, or any of their respective directors, officers, managers, employees, equityholders, members or partners (collectively, the “Company Parties”), or (ii) otherwise detrimental to the reputation or goodwill of the Company or any other Company Party, and you shall refrain from directing or encouraging anyone else to make such disparaging, negative, or detrimental comment, unless required by law.
(e)Extent of Restrictions and Your Acknowledgment. You acknowledge that the restrictions contained in this Section 27, including the geographical and temporal restrictions, correctly set forth the understanding of the parties at the time this Agreement is entered into, are reasonable in all respects and necessary to protect the Confidential Information, goodwill and legitimate interests of the Company, the Partnership and their Affiliates, do not interfere with public interests and will not cause you undue hardship, and that any violation will cause substantial injury to the Company, the Partnership and their Affiliates. In the event of any such violation, the Company, the Partnership and each of their Affiliates shall be entitled, in addition to any other remedy (whether at law or equity), to preliminary or permanent injunctive relief. You waive, to the maximum extent permissible by law, any defenses or other objections to such remedies or the enforceability of this Section 27. To the maximum extent permissible by law, if any court having jurisdiction shall find that any part of the restrictions set forth this Section 27 are unreasonable or unenforceable in any respect, it is the intent of the parties that the restrictions (or parts thereof) set forth herein shall not be terminated, but that the restrictions set forth in this Section 27 shall be modified and remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.
(f)Limitations. In the event any breach of the covenants set forth in this Section 27 comes to the attention of the Company or Partnership, this Award and the Phantom Units granted hereunder that have not at such time been settled shall be immediately forfeited to the Company and the Company and Partnership shall take into consideration such breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. However, nothing in this Agreement will prevent you from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law, (ii) responding to any inquiry or legal process directed to you from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law, or (iv) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 27 to the attorney of the individual and use such information in the court proceeding.
28.Exceptions to Governing Law, Jurisdiction and Venue. Notwithstanding Sections 18 and 19 above, if the law of the state in which you primarily reside or work during the term of your employment with the Company, the Partnership or any of their Affiliates or on the date on which your employment with the Company, the Partnership or any of their Affiliates terminates (such state, the “Applicable State”) mandates that the law of the Applicable State shall apply to any dispute or part of a dispute between you and the Company, the Partnership or any of their Affiliates arising in connection with any of the obligations and covenants set forth in Section 27 (any such dispute or part of the dispute that is mandatorily subject to the law of the Applicable State, an “Applicable State Dispute”), then such Applicable State Dispute shall be governed by the law of the Applicable State. Further, if the law of the Applicable State mandates that the federal and state courts (as applicable) of the Applicable State shall have jurisdiction and proper venue with respect to any Applicable State Dispute, then such courts shall have jurisdiction and proper venue with respect to such Applicable State Dispute. For the avoidance of doubt, any dispute or parts of a dispute that are not an Applicable State Dispute shall be governed by the terms of Sections 18 and 19.
29.Clawback. This Agreement is subject to any written clawback policies that the Company or the Partnership, with the approval of the Board or the Committee, may adopt to the extent allowed by applicable law. Any such policy may subject your Award and amounts paid or realized with respect to the Award under this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s or Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted by the Company or Partnership, including any policy to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company or the Partnership determines should apply to this Agreement.
30.Compliance with Section 409A. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith. Termination or separation from employment, separation from service and similar terms used in this Agreement shall mean a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h). Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If you die during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of your estate within 60 days after the date of your death.

31.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
32.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
33.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
34.The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.
35.Defined Terms.
(a)“Adverse Change” means, without your express written consent, (i) a change in your principal office to a location more than 25 miles from your work address as of the Date of Grant, (ii) a material increase (without adequate consideration) or a material reduction in duties of the type previously performed by you, (iii) a material reduction in your base compensation (other than bonuses and other discretionary items of compensation) that does not apply generally to employees of the Company or its successor, or (iv) a substantial increase in travel requirements of employment. You must provide notice to the Company of the event alleged to constitute an Adverse Change within ninety (90) days of the occurrence of such event and the Company shall be given the opportunity to remedy the alleged Adverse Change and/or to contest your assertion that an Adverse Change event has occurred within thirty (30) days from receipt of such notice.
(b)“Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.
(c)“Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.
(d)“Business” means the business and operations that are the same or similar to those performed by the Company, the Partnership, or any of their Affiliates for which you provide services or about which you obtain Confidential Information during the term of your employment with the Company, the Partnership, or any of their Affiliates, which business and operations include the manufacture, storage, distribution, transportation, refining, and/or sale of crude oil and products such as gasoline, diesel fuel, jet fuel, renewable diesel, specialty lubricant products, specialty chemicals, and specialty and modified asphalt.
(e)“Business Opportunity” means any commercial, investment or other business opportunity relating to the Business.
(f)“Cause” means (i) an act or acts of dishonesty on your part constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company, the Partnership or any of their Affiliates; (ii) gross or willful and wanton negligence in the performance of the material and substantial duties of your employment with the Company, the Partnership or any of their Affiliates; or (iii) conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.

(g)“Change in Control” means, notwithstanding the definition of such term in the Plan:
(i)Any Person, other than DINO or any of its wholly-owned subsidiaries, the General Partner, the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of DINO, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity owned, directly or indirectly, by the holders of the voting securities of DINO, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in DINO, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of DINO, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from DINO, the General Partner, the Partnership, the Company or their Affiliates) representing more than 40% of the combined voting power of DINO’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (iii)(1) below.
(ii)The individuals who as of the Date of Grant constitute the DINO Board and any New Director cease for any reason to constitute a majority of the DINO Board.
(iii)There is consummated a merger or consolidation of DINO, the Company, the General Partner or the Partnership with any other entity, except if:
(1)the merger or consolidation results in the voting securities of DINO, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of DINO, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(2)the merger or consolidation is effected to implement a recapitalization of DINO, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of DINO, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from DINO, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by DINO, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than 40% of the combined voting power of DINO’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.
(iv)The holders of the voting securities of DINO, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of DINO, the Company, the General Partner or the Partnership or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by holders of the voting securities of DINO, the Company, the General Partner or the Partnership of all or substantially all of DINO’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, to an entity at least 60% of the combined voting power of the voting securities of which is owned by the direct and indirect holders of the voting securities of DINO, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership of the voting securities of DINO, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(h)“DINO” means HF Sinclair Corporation.
(i)“DINO Board” means the board of directors of DINO.
(j)“General Partner” means HEP Logistics Holdings, L.P.
(k)“Market Area” means: (i) during the period in which you are employed by the Company, Partnership or any of their Affiliates, the geographic areas within a 100-mile radius of any location where the Company, Partnership or any of their Affiliates has an office or has engaged in the Business within the preceding 24 months, and (ii) during the portion of the Prohibited Period that continues following the date on which you are no longer employed by the Company, Partnership or any of their Affiliates, the geographic areas within a 100 mile radius of any location where, as of the date on which you ceased to be employed by the Company, Partnership or any of their Affiliates or at any time during the preceding 24 month period, the Company, Partnership or any of their Affiliates had an office or engaged in the Business.
(l)“New Director” means an individual whose election by the DINO Board, or nomination for election by the holders of the voting securities of DINO, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of DINO.
(m)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act.
(n)“Retirement” means your termination of employment other than for Cause on or after the date on which you: (i) have achieved ten years of continuous service with the Company, the Partnership or any of their Affiliates, and (ii) are age sixty (60).
(o)“Service Period” means the period of time beginning on the Date of Grant specified in the Notice of Grant and ending on the final vesting date specified in the Notice of Grant.
(p)“Special Involuntary Termination” means the occurrence of (i) or (ii) within 60 days prior to, or at any time after, a Change in Control, where (i) is termination by the Company of your (a) employment with the Company (including subsidiaries of the Company) or (b) provision of executive services to the Partnership and the Company, for any reason other than Cause that results in you no longer being employed by the Company, the Partnership or any of their subsidiaries and (ii) is a resignation by you from employment or service with the Company (including subsidiaries of the Company) that results in you no longer being employed by the Company, the Partnership or any of their subsidiaries within 90 days after an Adverse Change in the terms of your employment.